UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 12, 2007 (June 7, 2007)

Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement

On June 5, 2007, Janus Capital Group Inc. (the “Company”) announced its intent to issue and sell up to $750 million aggregate principal amount of senior notes (the “Notes Offering”).  In connection with this previously announced Notes Offering, the Company entered into an Underwriting Agreement, dated as of June 7, 2007, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

Upon and subject to the closing of the Notes Offering (expected to close on June 14, 2007), the Company will file an additional Current Report on Form 8-K, reporting on the material terms of $300 million aggregate principal amount of the Company’s 6.250% Notes due 2012 and $450 million aggregate principal amount of the Company’s 6.700% Notes due 2017.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1.1                                 Underwriting Agreement, dated June 7, 2007, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (excluding exhibits thereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: June 12, 2007	By:	/s/ Gregory A. Frost
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
1.1

Underwriting Agreement, dated June 7, 2007, among the Company, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (excluding exhibits thereto).